UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2023 (July 11, 2023)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 11, 2023, Charles W. Sulerzyski, President and Chief Executive Officer (“CEO”) of Peoples Bancorp Inc. (“Peoples”) notified Peoples of his intention to retire from his position as President and CEO of each of Peoples and Peoples’ banking subsidiary, Peoples Bank, effective March 31, 2024. He also intends to retire from the Boards of Directors of Peoples and Peoples Bank on that same date. On July 11, 2023, the Boards of Directors of Peoples and Peoples Bank elected Tyler J. Wilcox, 44, to serve as the next President and CEO of each of Peoples and Peoples Bank effective April 1, 2024, following Mr. Sulerzyski’s retirement. Mr. Wilcox will also be elected as a director of each of Peoples and Peoples Bank effective April 1, 2024, in order to fill the vacancy created on each Board of Directors by Mr. Sulerzyski’s retirement.
Mr. Wilcox, who has been an employee of Peoples since 2008, will serve in the position of Senior Executive Vice President, Chief Operating Officer, of each of Peoples and Peoples Bank in a transitional role through March 31, 2024. Mr. Wilcox has served in a variety of executive positions with Peoples and its subsidiaries over his 15 years with the organization. Since October 2020, he has served as Executive Vice President, Community Banking, of both Peoples and Peoples Bank, where he has been responsible for Peoples Bank’s business lines, including commercial banking, equipment leasing, insurance premium finance, consumer lending, retail and small business banking, trust and investment services, and insurance. A search is currently underway for Mr. Wilcox’s successor as Executive Vice President, Community Banking. Mr. Wilcox has also served as a member of the Board of Managers of Peoples Insurance Agency, LLC since October 2020 and as a member of the Board of Managers of Vantage Financial, LLC since March 2022.
Prior to serving as Executive Vice President, Community Banking, for Peoples and Peoples Bank, Mr. Wilcox served as Executive Vice President, Regional President, of Peoples Bank’s South Region from January 2019 to September 2020, and as President of Peoples Insurance Agency, LLC from October 2015 to December 2018. Mr. Wilcox served as Peoples Bank’s Senior Vice President, Director of Human Resources, from April 2012 to October 2015, and as Peoples Bank’s Vice President, Director of Compensation and Benefits, from November 2011 to April 2012. Mr. Wilcox joined Peoples Bank in August 2008 as Associate Counsel, and served in that role until November 2011. Mr. Wilcox holds a Bachelor of Arts from Brigham Young University, a Master of Business Administration (finance concentration) from Ohio University, and a Juris Doctor from The Ohio State University. He is licensed to practice law in Ohio. Prior to joining Peoples Bank in 2008, Mr. Wilcox practiced law as an Assistant City Attorney for Columbus, Ohio from January 2005 until August 2008.
There are no family relationships between Mr. Wilcox and any of the directors or other executive officers of Peoples.
Mr. Wilcox and members of his immediate family are customers of and have entered into banking transactions (including deposit, trust or other banking services and/or loans and loan commitments) with Peoples Bank. These transactions have been in the ordinary course of business and in compliance with applicable federal and state laws, rules and regulations. It is expected that similar banking transactions will be entered into in the future. Any loans to these persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features to Peoples or Peoples Bank. As of the date of this Current Report on Form 8-K, none of the loans described in this paragraph is or would be disclosed as past due, nonaccrual or a troubled debt restructuring in Peoples’ consolidated financial statements and each loan was performing in accordance with its original terms.
The Compensation Committee of the Board of Directors of Peoples intends to review the compensation arrangements of Mr. Wilcox prior to the effective date of his election as President and CEO.
A copy of the press release announcing Mr. Sulerzyski’s intention to retire as President and CEO and a director of each of Peoples and Peoples Bank, effective March 31, 2024, and the election of Mr. Wilcox to serve as the next President and CEO and a director of each of Peoples and Peoples Bank, effective April 1, 2024, is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
a) - c)
Not applicable

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on July 11, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	July 11, 2023	By:/s/	KATIE BAILEY
Katie Bailey

Executive Vice President, Chief Financial Officer and Treasurer